Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                            dated September 18, 1998

                                  by and among

                            SPAGHETTI WAREHOUSE, INC.

                                       and

                     SPAGHETTI WAREHOUSE ACQUISITION, INC.,

                                       and

                    CONSOLIDATED RESTAURANT COMPANIES, INC.,


                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I - CERTAIN DEFINITIONS.................................................................................-1-

ARTICLE II - THE MERGER.........................................................................................-6-

         Section  2.1   The Merger..............................................................................-6-
         Section  2.2   Closing.................................................................................-6-
         Section  2.3   Effective Time of the Merger............................................................-6-
         Section  2.4   Effects of the Merger...................................................................-6-

ARTICLE III - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.....................................................-7-

         Section  3.1   Effect of Merger on Capital Stock.......................................................-7-
         Section  3.2   Conversion of Securities................................................................-7-
         Section  3.3   Payment for Shares......................................................................-8-
         Section  3.4   Stock Transfer Books....................................................................-9-
         Section  3.5   Stock Plans.............................................................................-9-
         Section  3.6   Dissenting Shares...................................................................... -10-
         Section  3.7   Further Assurances..................................................................... -10-

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT.......................................................... -11-

         Section  4.1   Organization and Qualification......................................................... -11-
         Section  4.2   Information Supplied................................................................... -11-
         Section  4.3   Execution and Delivery................................................................. -11-
         Section  4.4   Non-Contravention...................................................................... -11-
         Section  4.5   Statutory Approvals.................................................................... -12-
         Section  4.6   Ownership of Company Common Stock...................................................... -12-

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SUB.............................................................. -12-

         Section  5.1   Organization and Standing.............................................................. -12-
         Section  5.2   Capital Structure...................................................................... -12-
         Section  5.3   Authority; Non-Contravention........................................................... -13-

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................... -13-

         Section  6.1   Organization and Qualification......................................................... -13-
         Section  6.2   Subsidiaries........................................................................... -13-
         Section  6.3   Capitalization......................................................................... -14-
         Section  6.4   Authority; Non-Contravention; Statutory Approvals; Compliance.......................... -15-
         Section  6.5   Reports and Financial Statements....................................................... -17-






                                       -i-




         Section  6.6    Absence of Undisclosed Liabilities.................................................... -18-
         Section  6.7   Real Property.......................................................................... -18-
         Section  6.8   Company Equipment...................................................................... -20-
         Section  6.9   Contracts and Commitments.............................................................. -20-
         Section  6.10   Intellectual Property................................................................. -22-
         Section  6.11   Litigation............................................................................ -23-
         Section  6.12   Employee Matters...................................................................... -23-
         Section  6.13   Collective Bargaining Agreements; Compensation;
                           Employee Agreements................................................................. -24-
         Section  6.14   Labor Matters......................................................................... -25-
         Section  6.15   Environmental Matters................................................................. -26-
         Section  6.16   Vote Required......................................................................... -26-
         Section  6.17   Insurance............................................................................. -26-
         Section  6.18   State Takeover Statutes; Absence of Supermajority Provision........................... -27-
         Section  6.19   Tax Matters........................................................................... -27-

ARTICLE VII - COVENANTS RELATING TO CONDUCT OF BUSINESS........................................................ -28-

         Section  7.1   Ordinary Course of Business............................................................ -28-
         Section  7.2   Dividends.............................................................................. -28-
         Section  7.3   Issuance of Securities................................................................. -29-
         Section  7.4   Charter Documents...................................................................... -29-
         Section  7.5   Capital Expenditures................................................................... -29-
         Section  7.6   No Dispositions........................................................................ -29-
         Section  7.7   Intellectual Property.................................................................. -29-
         Section  7.8   Liabilities and Obligations............................................................ -30-
         Section  7.9   Indebtedness .......................................................................... -30-
         Section  7.10   Compensation, Benefits................................................................ -31-
         Section  7.11   Collective Bargaining................................................................. -31-
         Section  7.12   Loans and Advances.................................................................... -31-
         Section  7.13   Accounting............................................................................ -31-
         Section  7.14   Lease and Purchase Options............................................................ -31-
         Section  7.15   Insurance............................................................................. -31-
         Section  7.16   Permits............................................................................... -31-
         Section  7.17   Non-contravention..................................................................... -32-
         Section  7.18   Payments to Suppliers and Vendors..................................................... -32-

ARTICLE VIII - ADDITIONAL AGREEMENTS........................................................................... -32-

         Section  8.1   Cooperation, Notification.............................................................. -32-
         Section  8.2   Third-Party Consents................................................................... -32-
         Section  8.3   Access to Information.................................................................. -33-
         Section  8.4   Regulatory Matters..................................................................... -33-
         Section  8.5   Shareholder Approval; Proxy Materials.................................................. -34-
         Section  8.6   Indemnification; Directors' and Officers' Insurance.................................... -34-



                                      -ii-




         Section  8.7   Disclosure Schedule.................................................................... -37-
         Section  8.8   Public Announcements................................................................... -37-
         Section  8.9   Stock Option, Stock Purchase and Bonus Plans........................................... -37-
         Section  8.10   No Solicitations...................................................................... -38-
         Section  8.11   No Withdrawal of Recommendation....................................................... -39-
         Section  8.12   Expenses.............................................................................. -39-
         Section  8.13   Inventory............................................................................. -39-
         Section  8.14   Covenant to Satisfy Conditions........................................................ -39-
         Section  8.15   Strategic Consultations............................................................... -40-
         Section  8.16   Guaranty of Equity of Sub............................................................. -40-
         Section  8.17   Employee Benefit Matters; Severance................................................... -40-

ARTICLE IX - CONDITIONS........................................................................................ -40-

         Section  9.1   Conditions to Each Party's Obligation to Effect the Merger............................. -40-
         Section  9.2   Conditions to Obligation of Parent to Effect Merger.................................... -41-
         Section  9.3   Conditions to Obligation of the Company to Effect the Merger........................... -42-

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER.................................................................. -43-

         Section  10.1   Termination........................................................................... -43-
         Section  10.2   Termination In Connection with Certain Financing Events............................... -44-
         Section  10.3   Effect of Termination................................................................. -46-
         Section  10.4   Payment of Expenses and Termination Fee............................................... -46-
         Section  10.5   Amendment............................................................................. -47-
         Section  10.6   Extension; Waiver..................................................................... -47-

ARTICLE XI - GENERAL PROVISIONS................................................................................ -47-

         Section  11.1   Non-survival of Representations and Warranties........................................ -47-
         Section  11.2   Brokers............................................................................... -47-
         Section  11.3   Notices .............................................................................. -48-
         Section  11.4   Interpretation........................................................................ -49-
         Section  11.5   Miscellaneous......................................................................... -49-
         Section  11.6   Counterparts; Effect.................................................................. -49-
         Section  11.7   Parties in Interest................................................................... -49-
         Section  11.8   Further Assurances.................................................................... -50-
         Section  11.9   Governing Law......................................................................... -50-

EXHIBITS

Exhibit A - Articles of Incorporation
Exhibit B - AMRESCO Letter
Exhibit C - USRP Letter
Exhibit D - Escrow Agreement


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 18, 1998 (this "Agreement"), is made and entered into by and among Consolidated Restaurant Companies, Inc., a corporation formed under the laws of the State of Delaware ("Parent"), Spaghetti Warehouse Acquisition, Inc., a corporation formed under the laws of the State of Texas ("Sub"), and Spaghetti Warehouse, Inc., a corporation formed under the laws of the State of Texas (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved, and the Company has declared advisable and in the best interests of its shareholders, the acquisition of the Company by Parent, by means of the merger (the "Merger") of the Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of the Company has approved the Merger and agreed to recommend to the shareholders of the Company that they vote in favor of the Merger;

         WHEREAS, pursuant to the Merger, each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Merger Consideration (as defined herein); and

         WHEREAS,   Parent,   Sub  and  the  Company   desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof,

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Articles of Merger" shall have the meaning set forth in Section 2.3.

         "Certificates" shall have the meaning set forth in Section 3.3(b).

         "Closing"  and  "Closing  Date"  shall  have  the  meaning set forth in
Section 2.2.

         "Company Benefit Plans" shall have the meaning set forth in Section 6.12(a).

         "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company Disclosure Schedule" shall have the meaning set forth in the introductory sentence of Article VI.

         "Company Financial Statements"  shall  have the  meaning  set forth  in
Section 6.5(d).

         "Company Material Adverse Effect" shall mean a Material Adverse Effect with respect to the Company.

         "Company Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of the Company.

         "Company Required Consents" shall mean all required third-party consents or other approvals necessary for (a) the execution and delivery by each of the parties, as appropriate, of this Agreement and (b) the consummation of the transactions contemplated hereby.

         "Company Required Statutory Approvals" shall have the meaning set forth in Section 6.4(c).

         "Company SEC Reports"  shall have  the  meaning set  forth  in  Section
6.5(b).

         "Company Shareholders' Approval"  shall have the  meaning set forth  in
Section 6.4(a)(i).

         "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated as of June 15, 1998, by and between Parent and the Company.

         "Constituent Corporations" shall have the meaning set forth in Section 2.1.

         "Dissenting Shares" shall have the meaning set forth in Section 3.6.

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "Exchange Value" shall have the meaning set forth in Section 3.1(a).

         "Environmental Claims" shall mean, with respect to any person, (A) any and all administrative, regulatory, or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation in writing by or from any person or entity (including any Governmental Authority), whether pending or threatened, or (B) any oral information provided by a Governmental Authority that written action of the type described in the foregoing clause is in process or is threatened, which (in case of either (A) or (B)) alleges potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person, (b) circumstances forming the basis of any violation, or alleged violation, of any

Environmental Law or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         "Environmental Laws" shall mean all federal, state and local laws, rules, regulations and guidances relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, rules, regulations and guidances relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Permits" shall mean all applicable environmental, health and safety permits and authorizations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Financing" shall have the meaning set forth in Section 8.16.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental   Authority"  shall  mean  any  court,   governmental  or
regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products or by-products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which such person operates.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" shall have the meaning set forth in Section 8.6.

         "Indemnified Liabilities" shall have the meaning set forth in Section 8.6.

         "In reasonable probability" shall mean more likely than not to occur.

         "Material Adverse Effect" or "Material Adverse Change" means, with respect to any party, any change, occurrence or effect (direct or indirect), other than as a result of changes in general conditions, including economical or political developments, applicable to the industry as a whole in which the Company operates, on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $500,000.

         "Material" or "materially" or words of like effect shall refer to items capable of producing a monetary effect of at least $500,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

         "Merger Consideration" shall have the  meaning set forth in Section 3.2
(a).

         "Options" shall have the meaning set forth in Section 3.5.

         "Option Consideration" shall have the meaning set forth in Section 3.5.

         "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

         "Parent Material Adverse Effect" shall mean a Material Adverse Effect with respect to Parent.

         "Parent Required Statutory Approvals" shall have the meaning set forth in Section 4.5(c).

         "Paying Agent" shall have the meaning set forth in Section 3.3(a).

         "Payment Fund" shall have the meaning set forth in Section 3.3(a).

         "Proxy Materials" shall have the meaning set forth in Sections 6.4(c).

         "Release" shall mean any release, spill, emission,  leaking, injection,
deposit,  disposal,  discharge,   dispersal,  leaching  or  migration  into  the
atmosphere, soil, subsurface, surface water, groundwater or property.

         "Rights Plan" shall mean that certain Rights Agreement, dated as of February 2, 1995, between the Company and Chemical Bank.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shares" shall mean the shares of Company Common Stock.

         "Stock Plans" shall have the meaning set forth in Section 3.5.

         "Sub Common Stock" shall mean the common stock, par value $.01 per share, of Sub.

         "Sub Material Adverse Effect" shall mean a Material Adverse Effect with respect to Sub.

         "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) in which a person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

         "Superior Takeover Proposal" with respect to a party means any bona fide Takeover Proposal to acquire, directly or indirectly, in a transaction or a series of related transactions, for consideration consisting of cash, securities or a combination thereof, 662/3% of the common stock of that party then outstanding or all or substantially all of the assets of that party on terms that the Board of Directors of that party determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to that party's shareholders than the Merger.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

         "Takeover Proposal," with respect to a party, shall mean (i) any tender or exchange offer, proposal for a merger, consolidation or other business combination involving such party or any of its material Subsidiaries, (ii) any proposal or offer to acquire from a party in any manner, directly or indirectly, any equity or voting securities of that party in excess of 15% of the equity voting securities of that party or any Subsidiary thereof or a material amount of the assets of that party and its Subsidiaries, taken as a whole, or (iii) any proposal or offer to acquire from the shareholders of that party by tender offer, exchange offer or otherwise more than 15% of the outstanding common stock of that party; provided, however, that a "Takeover Proposal" shall not mean the Merger or any alternative transaction between the Company and Parent that may be proposed as contemplated hereby.

         "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

         "Tax Return" shall mean any report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Parent or any of its Subsidiaries on the one hand, or the Company or any of its Subsidiaries on the other hand.

         "TBCA" shall mean the Texas Business Corporation Act, as amended.

                                   ARTICLE II

                                   THE MERGER

                  Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and a direct wholly owned subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name Spaghetti Warehouse, Inc.

                  Section 2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article X , and subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing of the Merger (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 10:00 a.m. local time, on the later to occur of (i) 90 days from the date of this Agreement or (ii) the second business day after satisfaction and/or waiver of all of the conditions set forth in Article IX (the "Closing Date"), unless another date, time or place is agreed to in writing by the parties hereto.

                  Section 2.3 Effective Time of the Merger. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all commercially reasonable best efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to Section
2.2 and the other terms hereof, as soon as practicable after all of the conditions set forth in Article IX shall have been satisfied or waived, the parties hereto will (i) file articles of merger (the "Articles of Merger") executed in accordance with the relevant provisions of the TBCA and (ii) make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Texas or at such other time as Sub and the Company shall agree shall be specified in the Articles of Merger (the "Effective Time").

                  Section  2.4   Effects of the Merger.

                  (a) The Merger shall have the effects as set forth in the applicable provisions of the TBCA.

                  (b) The directors and the officers of Sub shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  (c) The Articles of Incorporation of the Company, as amended and restated at the Effective Time to read in their entirety as set forth in Exhibit A hereto, shall be the Articles of Incorporation of the Surviving Corporation following the Effective Time, until duly amended.

                  (d) The Bylaws of Sub as in effect prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time, until duly amended.

                                   ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  Section 3.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or any holder of Shares of Company Common Stock, or shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation (the "Exchange Value").

                  (b) Cancellation of Treasury Stock and Parent-Owned/Sub-Owned Stock. Each Share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company and all shares of Company Common Stock and other shares of capital stock of the Company owned by Parent or Sub shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                  Section 3.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any equity interests therein:

                  (a) Subject to the other provisions of this Section 3.2, each Share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by the Company, any of the Company's Subsidiaries, or by Parent, Sub or any other Subsidiary of Parent and Dissenting Shares (as defined in Section 3.6)) shall be converted into the right to receive, upon surrender and exchange of the Certificate representing such Share of Company Common Stock, the per share amount of $8.00 (the "Merger Consideration"). Such Merger Consideration shall be payable to the holders of Company Common Stock in cash, without any interest thereon.

                  (b) All such shares of Company Common Stock, when converted as provided in Section 3.2(a), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 3.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

                  Section  3.3   Payment for Shares.

                  (a) Paying Agent. Prior to the Effective Time, Sub shall appoint a United States bank or trust company reasonably acceptable to the Company to act as exchange and paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Sub shall deposit with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Article III, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 3.2(a) and this Section 3.3 to holders (other than the Company or Parent, Sub or any other Subsidiary of Parent, or holders of Dissenting Shares) of the Shares of Company Common Stock. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration. Such cash will be invested by the Paying Agent in U.S. government securities maturing in 30 days or less or mutual funds that invest solely in U.S. government securities and all interest which is earned thereon prior to the time the cash is fully paid to the shareholders of the Company shall be paid over by the Paying Agent to Sub in accordance with the terms of the agreement with the Paying Agent six months after the Closing Date (if not otherwise required to satisfy obligations owing to the shareholders of the Company).

         If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to those holders of Shares of Company Common Stock that are entitled thereto under this Section 3.3, Parent shall take all steps necessary to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement and Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or Parent, Sub or any other Subsidiary of Parent) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding Shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3, each Certificate (other than Certificates representing Shares owned by the Company or Parent, Sub or any other Subsidiary of Parent) shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Merger Consideration.

                  (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid from time to time to the Surviving Corporation.

                  (d) No Liability. None of Parent, Sub, the Company or the Surviving Corporation shall be liable to any holder of Shares of Company Common Stock for any consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration as provided in this Article III.

                  Section  3.5   Stock Plans.

                  (a) Stock Plans of the Company. At the Effective Time, each holder of a then outstanding option or right to purchase or receive Shares under any of the Company's stock option plans, stock purchase plan or deferred compensation plan or arrangements (collectively, the "Stock Plans"), or otherwise set forth on Schedule 6.3 of the Company Disclosure Schedule (whether or not vested or exercisable) (collectively, the "Options") shall be terminated and automatically converted into the right to receive for each Share subject to such Option an amount (subject to any applicable withholding tax) of Merger

Consideration equal to the difference between the amount per share actually paid in the Merger and the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act (although the Options will in each case be terminated at or prior to the Effective Time). The receipt by each Option holder of their Option Consideration shall constitute a release of any and all rights the holder had or may have had in respect of such Option. Prior to the Effective Time, the Company shall obtain (without paying amounts per share that are greater than the relevant Option Consideration) all necessary consents or releases from holders of Options under the Stock Plans and take all such other lawful action as may be reasonably necessary to give effect to the transactions contemplated by this Section 3.5. The Stock Plans shall terminate as of the Effective Time, and the provisions in the Company Benefit Plans of the Company or any Subsidiary thereof shall be canceled as of the Effective Time. Prior to the Effective Time, the Company shall take all action necessary (including causing the Board of Directors of the Company to take such actions as are allowed by the Stock Plans) to (i) ensure that, following the Effective Time, no participant in the Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (ii) terminate all such plans, programs and arrangements. The total number of Options subject to the provisions of this Section 3.5 on the date hereof (assuming full vesting) is (i) under the Company's stock option plans, 461,343 at a weighted average exercise price of $5.28, (ii) under the Company's employee stock purchase plan, 56,345, and (iii) under the Company's deferred compensation plan, 25,459.

                  Section 3.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly an appraisal for such shares in accordance with Article 5.11 of the TBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Article 5.11 of the TBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of Company Common Stock under such Article 5.11 of the TBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 3.3, of the Certificate or Certificates that immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

                  Section 3.7 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or conform of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

                  Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals, to consummate the transactions contemplated thereby. Parent and Sub have heretofore made available to the Company complete and correct copies of their Bylaws and Certificate of Incorporation and Articles of Incorporation, respectively.

                  Section 4.2 Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described to the Company.

                  Section 4.3 Execution and Delivery. This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  Section 4.4 Non-Contravention. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and thereby will not (subject, in the cases of items (ii) and (iii) below, to Parent and/or Sub obtaining the Parent Required Statutory Approvals), result in any violation by Parent and Sub or any of their Subsidiaries under any provisions of:

                  (a) the Bylaws and Certificate of Incorporation or Articles of Incorporation of Parent and Sub, respectively;

                  (b) any statute, law, ordinance, rule, regulation, judgment, decree, order or injunction of any Governmental Authority applicable to Parent and Sub or any of their respective properties or assets;

                  (c) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent and Sub or any of their Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (a), (b) and (c) such violations as would not, in the aggregate, in reasonable probability have a Parent Material Adverse Effect.

                  Section 4.5 Statutory Approvals. Except for (i) filing by Parent and Sub of a pre- merger Notification Report form under the HSR Act and
(ii) the filing of the Articles of Merger with the Secretary of State of Texas with respect to the Merger as provided in the TBCA, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent of Sub for the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, the failure to obtain, make or give which would in reasonable probability have a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  Section 4.6 Ownership of Company Common Stock. Parent does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of Company Common Stock, and no entity or person "beneficially owning" any capital stock in Parent "beneficially owns" any shares of Company Common Stock.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF SUB

         In addition to those warranties and representations of Sub contained in
Article IV hereof, Sub represents and warrants to the Company as follows:

                  Section 5.1 Organization and Standing. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

                  Section 5.2 Capital Structure. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and are owned by Parent free and clear of all liens, claims and encumbrances.

                  Section 5.3 Authority; Non-Contravention. Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Sub, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors of Sub and Parent as its sole shareholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company disclosure schedule attached hereto (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

                  Section 6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing, under the laws of the State of Texas, and each of the Company's Subsidiaries is a corporation or limited partnership duly organized, validly existing and in good standing, under the laws of its jurisdiction of formation. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failure which, individually or in the aggregate, would not in reasonable probability have a Company Material Adverse Effect. The minute books of the Company and of each Subsidiary thereof, as heretofore made available to Parent, are correct and complete in all material respects.

                  Section  6.2   Subsidiaries.

                  (a) Schedule 6.2 of the Company Disclosure Schedule identifies each Subsidiary of the Company and sets forth, for each such Subsidiary, its capital structure, place of organization and the other jurisdictions in which it is qualified to do business. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are (i) validly issued, fully paid, and, in the case of each Subsidiary that is a corporation, nonassessable, (ii) free of statutory rights and (iii) owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other equity interests or obligating it to grant, extend or enter into any such agreement or commitment.

                  (b) Except as described in Schedule 6.2 of the Company Disclosure Schedule, the Company does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnership or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for the Company's interest in each Subsidiary of the Company identified on Schedule 6.2 of the Company Disclosure Schedule, neither the Company nor any such Subsidiary of the Company has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to any other person or entity.

                  Section  6.3   Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock.

                  (b) As of the close of business on September 15, 1998, 5,662,085 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. As of the close of business on September 15, 1998, 1,057,341 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury or owned by any of the Company's Subsidiaries.

                  (c) All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and were not issued in violation of any preemptive rights or any applicable law.

                  (d) At the close of business on September 15, 1998, (i) 461,343 shares of Company Common Stock were reserved for issuance pursuant to outstanding options under the employee and director stock option plans as described in Schedule 6.3 of the Company Disclosure Schedule, and (ii) 221,319 shares of Company Common Stock were reserved for future awards under the stock option plans as described in Schedule 6.3 of the Company Disclosure Schedule.

                  (e) At the close of business on September 15, 1998, (i) 56,345 shares of Company Common Stock were reserved for issuance pursuant to the employee stock purchase plan as described in Schedule 6.3 of the Company Disclosure Schedule, and (ii) 25,459 shares of Company Common Stock were reserved for issuance pursuant to the deferred compensation plan as described in
Schedule 6.3 of the Company Disclosure Schedule.

                  (f) Except as described in Schedule 6.3 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

                  (g) The Merger shall be an "Approved Acquisition" as that term is defined in the Rights Plan, so that the entering into of this Agreement, the Merger and the other transactions contemplated hereby and thereby will not result in the grant of any rights to any person under the Rights Plan or enable or require any rights thereunder to be exercised, distributed or triggered.

                  Section   6.4    Authority;    Non-Contravention;    Statutory
Approvals; Compliance.

                  (a)      Authority.

                  (i) The Board of Directors of the Company has approved this Agreement and the Merger. The Board of Directors of the Company has approved and declared the Merger fair to and advisable and in the best interests of the shareholders of the Company and has determined to recommend to such shareholders that they vote in favor of the Merger. The Company has all requisite power and authority to enter into this Agreement and, subject to approval by the Company's shareholders in accordance with the TBCA (the "Company Shareholders' Approval") and the Company Required Statutory Approvals, to consummate the transactions contemplated hereby.

                  (ii) The execution and delivery of this Agreement and, subject to obtaining the Company Shareholders' Approval, the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

                  (iii) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, (subject, in the cases of items (ii) and (iii) below, to the Company obtaining the Company Required Statutory

Approvals and Company Required Consents, respectively) result in any violation by the Company or any of its Subsidiaries under any provisions of or result in termination, cancellation or modification of, or constitute a default under:

                  (i) the Articles of Incorporation, Bylaws or similar govern-ing documents of the Company or any of its Subsidiaries;

                  (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets;

                  (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected;

excluding   from  the  foregoing   clauses  (ii)  and  (iii)  such   violations,
accelerations, terminations, modifications or defaults as would not, in the aggregate, in reasonable probability have a Company Material Adverse Effect.

                  (c) Statutory Approvals. Except for (i) filing by the Company of a pre-merger Notification Report form under the HSR Act, (ii) the filing with the SEC of (A) a preliminary and definitive proxy statement with respect to the Merger in accordance with Regulation 14A under the Exchange Act (the "Proxy Materials") and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) the filing of the Articles of Merger with the Secretary of State of Texas with respect to the Merger as provided in the TBCA and appropriate documents with the relevant authorities in other states in which the Company is qualified to do business, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would in reasonable probability have a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  (d)      Compliance.

                  (i) Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that would not in reasonable probability have a Company Material Adverse Effect.

                  (ii) The Company and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (all of which are in full force and effect) necessary, to conduct their respective businesses as currently conducted, except those the failure to obtain which would not in reasonable probability have a Company Material Adverse Effect, except those violations which would not in reasonable probability have a Company Material Adverse Effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such permits, licenses, franchises, authorizations, consents and approvals, except those violations which would not in reasonable probability have a Company Material Adverse Effect. To the best knowledge of the Company, the consummation of this Agreement will not require the transfer, modification or amendment of any material permits, licenses (other than liquor licenses), franchises, authorizations, consents and approvals.

                  Section  6.5   Reports and Financial Statements.

                  (a) Since June 28, 1998, the filings required to be made by the Company and its Subsidiaries under the Securities Act or the Exchange Act have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and the Company and its Subsidiaries have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

                  (b) The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since June 28, 1998 and through the date hereof (such documents as filed, and any and all amendments thereto, together with the draft (dated September 11, 1998) of the Company's Form 10-K provided to Parent by the Company, the "Company SEC Reports").

                  (c) The Company SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by the Company with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of the Company as included in all forms, reports or other documents filed with the SEC after the date hereof will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q), are accurate and correct in all material respects, and fairly present in all material respects the financial position of the Company as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                  (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company and of each Subsidiary thereof, as in effect on the date hereof, have been delivered to Parent.

                  Section  6.6    Absence of Undisclosed Liabilities.

                  (a) Except as set forth in the Company SEC Reports or Schedule 6.6(a) of the Company Disclosure Schedule, from June 28, 1998 through the date hereof, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock,
(ii) (A) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of June 28, 1998, (B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of June 28, 1998, or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would in reasonable probability have a Company Material Adverse Effect; (iv) any mortgage or pledge of any of its property, business or assets, tangible or intangible; (v) any sale, transfer, lease or disposal of any of a material amount of its assets, except for transactions in the ordinary course of business, or cancellation or compromise of any material debt or claim (other than accounts receivable compromised in the ordinary course of business consistent with its prior practice), or waiver or release of any right, except for such rights the loss of which, in any one case or in the aggregate, would not in reasonable probability have, a Company Material Adverse Effect; (vi) receipt of any notice or threat of termination of any contract, lease or other agreement or any damage, destruction or loss (not covered by insurance) which, in any case or in the aggregate, would in reasonable probability have a Company Material Adverse Effect; (vii) the issuance of any shares of capital stock or voting securities of the Company, any phantom stock, options or other rights to acquire from the Company any capital stock, voting securities convertible into or exchangeable for capital stock or voting securities of the Company (except pursuant to warrants, options and other rights outstanding on the date hereof in accordance with the terms of such agreements as of the date hereof); or (viii) any other fact or condition exists that would in reasonable probability have a Company Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries has any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) except liabilities, obligations or contingencies (i) that are accrued or reserved against in the consolidated financial statements of the Company or reflected in the notes thereto for the year ended June 28, 1998, or (ii) that were incurred after June 28, 1998 in the ordinary course of business.

                  Section  6.7   Real Property.

                  (a)  Set  forth  in  Schedule  6.7 of the  Company  Disclosure
Schedule is a complete list of all real property that the Company or any of its Subsidiaries currently owns or has owned in the past two years. The Company (or such Subsidiary) has good and indefeasible title in fee simple to such currently owned real property and to all buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever.

                  (b) With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company or such Subsidiary title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Company or such Subsidiary, (ii) no material breach or event of default, to the best knowledge of the Company, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Company or such Subsidiary or, to the best knowledge of the Company, on the part of any other party thereto, has occurred and is continuing.

                  (c) Schedule 6.7 of the Company Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases") (including all amendments thereof and modifications thereto), including the address of each property, the name and address of each landlord or tenant, if applicable, the expiration date of each Lease, whether an option to renew or an option to purchase has been exercised or is available, and whether the obligations of the Company or any Subsidiary thereunder have been guaranteed by any other party. The Company's or Subsidiary's interests in and to all Leases are free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including, without limitation, subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. Neither the Company nor any Subsidiary has received notice of any default by the Company or such Subsidiary under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Company or such Subsidiary under any of the Leases. To the best knowledge of the Company, none of the landlords under any of the Leases is in default.

                  (d) The buildings and improvements owned or leased by the Company or any Subsidiary on any real property owned by the Company or any Subsidiary and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. To the best knowledge of the Company, all of the plants, buildings and structures located on any real property owned by the Company or any Subsidiary or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Company's business.

                  (e) There is no pending or, to the best knowledge of the Company, threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Company or any Subsidiary or any Lease.

                  Section 6.8 Company Equipment. The Company or its Subsidiaries have good and valid title to the equipment used in its business. To the best knowledge of the Company, taken as a whole, such equipment is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Company and such Subsidiaries. Neither the Company nor any Subsidiary has received any notification from any governmental or regulatory authority within the last five years that the Company or such Subsidiary is in violation of any health, sanitation, fire, safety, zoning, building or other law, ordinance or regulation in respect of such equipment or operations, which violation has not been appropriately and completely resolved.

                  Section  6.9   Contracts and Commitments.

                  (a) All contracts, agreements and commitments to which the Company or any Subsidiary is a party or is bound (and which provide for payment by the Company or any Subsidiary or receipt by the Company or any Subsidiary of more than $100,000 over the life of the contract, agreement or commitment or which are otherwise material to the Company and the Subsidiaries, taken as a whole) are listed in Schedule 6.9 of the Company Disclosure Schedule.

                  (b) Neither the Company nor any Subsidiary is a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Company's or any Subsidiary's assets.

                  (c) The Company has delivered or made available to Parent and Sub true and complete copies of each written agreement, contract or commitment listed in Schedule 6.9 of the Company Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

                  (d) The enforceability of the agreements, contracts and commitments referred to in this Section 6.9 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (e) No purchase contracts or commitments of the Company or any Subsidiary are in excess of the normal, ordinary and usual requirements of the Company or any Subsidiary, or to the best knowledge of the Company, were entered into at prices in excess of those available in the industry in arm's length transactions on the respective dates thereof.

                  (f) Except as set forth in Schedule 6.9(f), neither the Company nor any Subsidiary is a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, directors, employees, agents, consultants, advisors or sales representatives (or any affiliates of such persons) that (i) are cancelable by it only upon notice of longer than 30 days and with the imposition of a liability, penalty or premium, (ii) require non-cancelable payment by the Company or any Subsidiary of over $50,000, or
(iii) provide for any bonus or other payment based on the sale of the Company or any portion thereof.

                  (g) Except as set forth in Schedule 6.9(f), neither the Company nor any Subsidiary is a party to or bound by any employment agreement, consulting agreement or any other agreement that contains any provision for severance or termination pay liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions).

                  (h) Neither the Company nor any Subsidiary is a party to or bound by:

                  (i)  any  material  mortgage,   indenture,  note,  installment
         obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or any Subsidiary;

                  (ii) any guaranty, direct or indirect, by the Company or any Subsidiary of any material obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any obligation to make payments, contingent or otherwise, of over $100,000 in the aggregate arising out of any prior acquisition of the business, assets or stock of other persons, other than with respect to acquisitions of food or supplies in the ordinary course of business;

                  (iv) any collective bargaining agreement with any labor union;

                  (v) except as set forth in Schedule 6.9(h)(v), any agreement containing noncompetition or other limitations restricting the conduct of the business of the Company or any Subsidiary; and

                  (vi) except as set forth in Schedule 6.2, any partnership, joint venture or similar agreement.

                  (i) Neither the Company nor any Subsidiary is bound by any agreement or arrangement for the sale of any of the assets or capital stock of the Company or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Company or the Subsidiaries.

                  (j) With  respect to each  contract  and  agreement  listed in
Schedule 6.9 of the Company  Disclosure  Schedule,  except as set forth therein,
(i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company (or its Subsidiary, as the case may
be) in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity;

(ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company or any Subsidiary, nor, to the best knowledge of the Company, any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Company or any Subsidiary or, to the best knowledge of the Company, on the part of any other party thereto.

                  Section  6.10   Intellectual Property.

                  (a) Schedule 6.10 of the Company Disclosure Schedule contains an accurate and complete list of all U.S. and Canadian (i) patents, trademarks (registered or unregistered), trade names, assumed names, registered copyrights and all applications therefor, owned or filed by the Company or any Subsidiary and used in or materially necessary for the conduct of the Company's business and, with respect to registered trademarks and trade names, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses (including, but not limited to, liquor licenses), permits and other agreements relating thereto; and (iii) all agreements relating to technology (other than software licenses), recipes (including but not limited to current recipes in use, previously developed recipes not currently in use and recipes currently under development), know-how or processes used in or necessary for the conduct of the business of the Company's business which the Company or any Subsidiary is licensed or authorized to use by others. The Company has valid licenses to all software currently being used by the Company.

                  (b) Except as set forth in Schedule 6.10, such patents, trademarks (registered or unregistered), copyrights, licenses and permits are
(i) valid, subsisting and enforceable, and (ii) except for unregistered trademarks and copyrights, duly recorded in the names of the persons set forth in Schedule 6.10 of the Company Disclosure Schedule.

                  (c) The persons set forth in Schedule 6.10 of the Company Disclosure Schedule have the full right, free from any liens, mortgages, security interests, charges or encumbrances, to use the patents, trademarks (registered or unregistered), copyrights and applications therefor set forth beside their names, and the Company and/or its Subsidiaries has the full right, free from any liens, mortgages, security interests, charges or encumbrances, to use the trade names, assumed names, technology, recipes, know-how, inventions, works and processes referred to in such lists and all trade secrets required for the conduct of the Company's business in the jurisdictions in which such business is conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

                  (d) Except as set forth in Schedule 6.10(d), no claims have been asserted in writing delivered to the Company or any Subsidiary by any person against the Company or any Subsidiary with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Company's business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, recipes, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement.

                  (e) To the best knowledge of the Company, the use or other exploitation of any product or service of the Company or any Subsidiary or patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, applications therefor, recipes, technology, know-how, processes and trade secrets by the Company or any Subsidiary does not infringe the rights of any person.

                  (f) To the best knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, recipes, technology, know-how, inventions, works, processes or trade secrets described in this section.

                  (g) Since the Company has no operations outside of the U.S. and Canada (and has had no operations outside the U.S. and Canada in the last five years), the scope of the representations contained in this Section 6.10 cover the U.S. and Canada only.

                  Section 6.11 Litigation. Except as set forth in the Company SEC Reports, there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its Subsidiaries or the business or any property or rights thereof or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its Subsidiaries, that, individually or in the aggregate, would in reasonable probability have a Company Material Adverse Effect. The Company is not subject to any continuing court or agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or agency with respect to its assets, business, operations or employees, which order, writ, injunction or decree or default with respect thereto would in reasonable probability have a Company Material Adverse Effect.

                  Section  6.12   Employee Matters.

                  (a) Benefit Plans. Schedule 6.12 of the Company Disclosure Schedule sets forth as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any person ("ERISA Affiliate") who would be treated as being a "single employer" with the Company under Section 414 of the Code, has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "Company Benefit Plans" and individually, a "Company Benefit Plan"), and the Company has furnished to Parent and Sub complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Company Benefit Plan. With respect to all Company Benefit Plans, except as set forth in
Schedule 6.12, except as set forth in the Company SEC Reports and except, in the case of clauses (ii) through (x), as would not, individually or in the aggregate, in reasonable probability have a Company Material Adverse Effect: (i) none of the Company Benefit Plans is a "multi-employer plan" within the meaning of ERISA; (ii) none of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could in reasonable probability be expected to affect the qualified status of such Company Benefit Plan; (iv) each Company Benefit Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; (v) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could in reasonable probability be expected to give rise to any such liability; (vi) the Company and each Company Benefit Plan is in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Company Benefit Plan, except for such noncompliance as would not in reasonable probability have a Company Material Adverse Effect; (vii) there has not occurred with respect to any Company Benefit Plan any "Prohibited Transaction" as defined in either Section 406 of ERISA or Section 4975 of the Code; (viii) that has not occurred with respect to any Company Benefit Plan any "Reportable Event" as defined in Section 4043 of ERISA; (ix) neither (A) the Company or a director, officer, employee or agent of the Company or its Subsidiaries have, with respect to any Company Benefit Plan, nor (B) any Company Benefit Plan or trust created thereunder or trustee or administrator thereof have, engaged in any kind of conduct that would result in any penalties under Section 502(i) of ERISA or any liability under
Section 409 of ERISA that would in reasonable probability have a Company Material Adverse Effect; and (x) each Company Benefit Plan maintained by the Company specifically provides that it may be terminated at any time by its sponsoring employer (subject, in the case of any Company Benefit Plan which is subject to Title IV of ERISA, to the provisions of Section 4041 of ERISA), and there are no circumstances or conditions that exist prior to the Merger that would prevent the applicability of these provisions. The aggregate accumulated benefit obligations of any Company Benefit Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Company Benefit Plan. The Company has furnished Parent with true and complete copies of the Company Benefit Plans.

                  Section 6.13 Collective Bargaining Agreements; Compensation; Employee Agreements.

                  (a) Neither the Company nor any Subsidiary has in effect any collective bargaining agreement and neither is currently engaged in any bargaining with any labor union.

                  (b) To the best knowledge of the Company, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Company or any Subsidiary and the Company is not aware of any attempts to organize the employees of the Company or any Subsidiary by any labor union.

                  (c) Schedule 6.13 of the Company Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of the Company and its Subsidiaries and of all employees of or consultants to the Company or any Subsidiary that received annual base salary and cash bonus totaling in excess of $50,000 for the fiscal year ended June 28, 1998.

                  (d) There are no covenants, agreements or restrictions to which the Company or any Subsidiary is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any current employee listed in Schedule 6.13 of the Company Disclosure Schedule from engaging in any type of business activity in any location.

                  Section  6.14   Labor Matters.

                  (a) The Company and its Subsidiaries have complied and are presently complying with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, except for any noncompliance that in the aggregate would not in reasonable probability have a Company Material Adverse Effect.

                  (b) Except as set froth in Schedule 6.14(g), there is no open and unresolved unfair labor practice charge or complaint against the Company or any Subsidiary for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

                  (c) There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Company or any Subsidiary has received service of process or other appropriate notice and, to the best knowledge of the Company, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

                  (d) There is no basis for any charge, complaint or grievance described in this Section 6.14, and, to the best knowledge of the Company, none is being considered.

                  (e) There is no labor strike, slowdown or work stoppage for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) or threatened against the Company or any Subsidiary.

                  (f) Neither the Company nor any Subsidiary has been a party within the past two years to any proceedings before the National Labor Relations Board, and neither is a party to any arbitration proceeding arising out of or under collective bargaining agreements.

                  (g) Except as set forth in Schedule 6.14(g) there is no open and unresolved charge or complaint for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, which is being considered or threatened against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

                  (h) Neither the Company nor any Subsidiary has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company or any Subsidiary, and, to the best knowledge of the Company, no such investigation is in progress.

                  (i) There are no current Affirmative Action Plans to which the Company or any Subsidiary is a party and, to the best knowledge of the Company, there are no current or pending audits contemplated against the Company or any Subsidiary by the Office of Federal Compliance Programs pursuant to Executive Order 11246.

                  Section 6.15 Environmental Matters. Except as disclosed in the Company SEC Reports and except as would not, individually or in the aggregate, in reasonable probability have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, (ii) there are no Environmental Claims against the Company or any of its Subsidiaries, and (iii) no Hazardous Materials have been released, discharged or disposed of on any of the properties owned or occupied by the Company or its Subsidiaries in any manner or quantity which requires investigation, assessment, monitoring, remediation or cleanup under currently applicable Environmental Laws.

                  Section 6.16 Vote Required. The approval of the Agreement by the holders of at least two-thirds of the outstanding shares of Company Common Stock (the "Company Shareholders' Approval") is the only vote of holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                  Section 6.17 Insurance. The Company and each of its Subsidiaries is, and has been continuously since June 28, 1998, insured in such amounts and against such risks and losses (the related insurance polices hereinafter referred to as the "Insurance Policies") as are (i) customary for companies conducting the respective businesses conducted by the Company and its Subsidiaries during such time period and (ii) sufficient for compliance with all requirements of law and of all agreements with respect to the operation of the business of the Company. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any Insurance Policy. All Insurance Policies of the Company and its Subsidiaries are valid and enforceable policies.

                  Section 6.18 State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation shall apply to the Merger or any of the other transactions contemplated hereby. Except for the Company Shareholders' Approval, no other shareholder action on the part of the Company is required for approval of the Merger, this Agreement and the transactions contemplated hereby. No provisions of the Company's Articles of Incorporation or Bylaws or other governing instruments of its Subsidiaries or the terms of the Rights Plan or other takeover defense mechanism of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Parent or permit any shareholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

                  Section  6.19   Tax Matters.

                  (a) For purposes of this Agreement, "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes.

                  (b) All Tax Returns required to be filed on or before the Closing Date by the Company or any Subsidiary have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and its Subsidiaries and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

                  (c) The Company and it Subsidiaries have timely paid or made adequate provision in the Company's balance sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the balance sheet.

                  (d) Except as set forth in Schedule 6.19(d), there is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise noticed to the Company or any Subsidiary, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company or any Subsidiary in respect of any Tax. There are no material liens for Taxes upon any of the assets of the Company or any Subsidiary.

                  (e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

                  (f) Neither the Company nor any Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g) Neither the Company nor any Subsidiary has in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (h) Neither the Company nor any Subsidiary has made any payment, or become obligated to make any payment, or become a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

                  (i) There has never been a Tax sharing or allocation agreement in place between the Company or any Subsidiary or any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

                  (j) Neither the Company nor any Subsidiary is liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company or any Subsidiary.

                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         After  the date  hereof  and  prior to the  Effective  Time or  earlier
termination  of  this  Agreement,   the  Company  shall,  and  shall  cause  its
Subsidiaries to, comply with the provisions of this Article VII.

                  Section 7.1 Ordinary Course of Business. The Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable best efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

                  Section 7.2 Dividends. The Company shall not, nor shall it permit any of its Subsidiaries to:

                  (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to the Company or its Subsidiaries.

                  (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

                  (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

                  (i)      intercompany acquisitions of capital stock, or

                  (ii) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

                  Section 7.3 Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

                  (a) the issuance of common stock or other securities by the Company pursuant to the plans and arrangements listed in Schedule 6.3 of the Company Disclosure Schedule, in each case in the ordinary course of the operation of such plans and arrangements in accordance with their current terms,

                  (b) shares issued in conversion, exchange or exercise of existing outstanding securities of the Company in connection with rights currently existing under such outstanding securities, or

                  (c) issuances by a wholly owned Subsidiary of its capital stock to the Company.

                  Section 7.4 Charter Documents. The Company shall not amend or propose to amend its Articles of Incorporation or Bylaws in any way adverse to Parent.

                  Section 7.5 Capital Expenditures. Except as required by law and except for those expenditures specifically set forth in Schedule 7.5, the Company shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures, except for normal extensions to or replacements of properties or in the ordinary course of business consistent with prior practice not in excess of $100,000 in the aggregate; or merge or consolidate with any other person or acquire, except in the ordinary course of business consistent with prior practice, a material amount of assets of any other person.

                  Section 7.6 No  Dispositions.  Except as described in Schedule
7.6 of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of any assets that are material, except for normal extensions to or replacements or dispositions of properties in the ordinary course of business consistent with prior practice.

                  Section 7.7 Intellectual Property. The Company shall not, nor shall it permit any of its Subsidiaries to, dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any person other than representatives of Parent and Sub any trade secret, recipe, formula, process or know-how not theretofore a matter of public knowledge that is currently used or in reasonable probability will be used in the Company's business.

                  Section  7.8   Liabilities and Obligations.

                  (a) The Company shall not, nor shall it permit any of its Subsidiaries to, voluntarily incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) liabilities or obligations incurred in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted and (ii) liabilities or obligations incurred in connection with the construction and operation of the Company's restaurant that is being constructed at the following location: 4201 South Padre Island Drive, Corpus Christi, Texas 78411 (the "New Restaurant").

                  (b) The Company shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction of liabilities and obligations in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted.

                  Section  7.9   Indebtedness.

                  (a) The Company shall not, nor shall it permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

                  (i) short-term indebtedness in the ordinary course of busi-ness consistent with past practice,

                  (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds,

                  (iii) borrowings or letters of credit under existing credit facilities, or

                  (iv)   borrowings   or  letters  of  credit,   not  to  exceed
         $2,500,000, required to finance construction and/or finish out of the New Restaurant.

                  (b) The Company shall not, nor shall it permit any of its Subsidiaries to, cancel any aggregate amount of indebtedness in excess of $10,000 or waive any claims or rights of value in excess of $10,000.

                  (c) The Company shall not, nor shall it permit any of its Subsidiaries to, increase or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves.

                  Section 7.10 Compensation, Benefits. Except as may be required by applicable law or the provisions of any Company Benefit Plan, or as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, (without the consent of Sub, which may be withheld in its sole discretion) enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any Company Benefit Plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by the Company, as the case may be, or their respective Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of any director, officer or other employee of the Company, or its respective Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Parent or the Company, as the case may be, or their respective Subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

                  Section 7.11 Collective Bargaining. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any collective bargaining or labor agreement.

                  Section 7.12 Loans and Advances. The Company shall not, nor shall it permit any of its Subsidiaries to, pay, loan or advance any amount (except for the payment of salary and benefits) to any of the officers, directors or shareholders of the Company, any of its Subsidiaries or any of their respective affiliates.

                  Section 7.13 Accounting. The Company shall not, nor shall it permit any of its Subsidiaries to, make any material changes in its or their accounting methods, except as required by law, rule, regulation or GAAP.

                  Section 7.14 Lease and Purchase Options. The Company shall not, nor shall it permit any of its Subsidiaries to permit the expiration of, any Lease option or option to purchase any property.

                  Section 7.15 Insurance. The Company shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the same industry and such other businesses as conducted by such party and its Subsidiaries.

                  Section 7.16 Permits. The Company shall use commercially reasonable best efforts to maintain in effect all existing material permits pursuant to which the Company operates.

                  Section 7.17 Non-contravention. The Company shall not, nor shall it permit any of its Subsidiaries to, omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of the Company or of any Subsidiary of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company herein.

                  Section 7.18 Payments to Suppliers and Vendors. The Company shall not, nor shall it permit any of its Subsidiaries to, pre-pay any party for amounts not yet due (except in the ordinary course of the Company's business and consistent with past practice), or pay any party in a non-timely manner.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  Section 8.1 Cooperation, Notification. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent shall, and shall cause its Subsidiaries to, and the Company shall, and shall cause its Subsidiaries to:

                  (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss matters pertinent to the proposed business combination,

                  (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

                  (c) advise the other party of any change or event that has had or, to the knowledge of such party, would in reasonable probability have a Parent Material Adverse Effect, a Sub Material Adverse Effect or a Company Material Adverse Effect, and

                  (d) consult  with each other prior to making any filings  with
any  state  or  federal  court,   administrative  agency,  commission  or  other

Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

                  Section 8.2 Third-Party Consents. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use all commercially reasonable best efforts to obtain all third-party consents necessary to consummate the Merger, and specifically regarding the Leases, each of Parent and the Company agree to use commercially reasonable best efforts to obtain prior to the Closing all consents and landlord approvals necessary, in the reasonable determination of Parent, to consummate the transactions contemplated hereby, including, without limitation, estoppel certificates, consents to leasehold mortgage, memoranda of leases and renewal options. All consents shall be in writing and in form and substance reasonably satisfactory to Parent. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all such consents, as the case may be, obtained by such party.

                  Section  8.3   Access to Information.

                  (a) Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to the officers, directors, accountants, counsel, investment bankers, financial advisors, consultants and other representatives of Parent (collectively, the "Parent Personnel") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including, but not limited to, Tax Returns, but excluding (i) that information that is restricted by applicable confidentiality and secrecy agreements, (ii) that information that a party may be restricted from disclosing under applicable law, (iii) the corporate proceedings of the Company in considering the Merger or other similar transactions in the past, and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other:

                  (i) a copy of each report, schedule and other document filed by it or any of its Subsidiaries with the SEC and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

                  (ii) all information concerning itself, its Subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by Parent in connection with any filings, applications or approvals required or contemplated by this Agreement.

In the event that any of the Parent Personnel desires to formally inspect any of the Company's restaurants, such Parent Personnel shall provide reasonable prior notice (which may be oral) to the Company of such desire and shall reasonably cooperate with the Company in making such inspections and tours so as to minimize the disruptive effect thereof on the operations of the affected restaurants.

                  Section  8.4   Regulatory Matters.

                  (a) HSR Filings. Each party hereto shall, in cooperation with the other, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent entities" under the HSR Act, and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Each party hereto shall notify the other immediately upon receiving any request for additional information from either of such agencies with respect to such filings and shall respond promptly to any such requests.

                  (b)      Other Regulatory Approvals.

                  (i) Each party hereto shall cooperate and use its commercially reasonable best efforts promptly to prepare and file all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals.

                  (ii) Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent, on the one hand, and the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

                  (iii) The Company and Parent shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

                  Section  8.5   Shareholder Approval; Proxy Materials.

                  (a) The Company and Parent will, as soon as practicable following the execution of the Agreement, prepare and file the Proxy Statement with the SEC. The Company will use all commercially reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date.

                  (b) The Company and Sub will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold meetings of the Sub's and the Company's shareholders, respectively, for the purpose of approving this Agreement and the transactions contemplated hereby. At the Company's shareholders meeting, Parent shall cause all of the shares of Company Common Stock then owned by Parent and Sub to be voted in favor of the Merger.

                  (c)   Cooperation.   Parent  shall  furnish  all   information
concerning itself, Sub and its other Subsidiaries that is required or customary for inclusion in the Proxy Materials.

                  Section  8.6   Indemnification;   Directors'   and   Officers'
Insurance.

                  (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case subject to the limitations, terms and conditions set forth in the Company's Articles of Incorporation and Bylaws) as in effect on June 28, 1998 (unless otherwise limited by the applicable provisions of the TBCA); provided, however, that the procedure for indemnification (if not in conflict with the Company's Articles of Incorporation and Bylaws, as in effect on June 28, 1998, or the
TBCA) shall be set forth below. In addition to the foregoing right to indemnification, the Company and the Surviving Corporation, as the case may be, shall promptly pay all expenses upon receipt of evidence of the same in advance of the final disposition of any such action or proceeding to each Indemnified Party subject to the limitations, terms and the conditions set forth in the Company's current Articles of Incorporation and Bylaws as in effect on June 28, 1998 (unless otherwise limited by the applicable provisions of the TBCA). In connection with the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain legal counsel satisfactory to them and reasonably satisfactory to the Company (or to them and reasonably satisfactory to the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all commercially reasonable best efforts to assist in the vigorous defense of any such matter (but shall not be required to provide additional legal counsel), provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld). Any Indemnified Party wishing to claim indemnification under this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (provided that the failure so to notify shall relieve the Company or the Surviving Corporation, as the case may be, from any liability which it may have under this Section 8.6 to the extent such failure prejudices the Company or

Surviving Corporation's position with respect to such claims). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and the Company or the Surviving Corporation, as the case may be) may be retained by the Indemnified Parties at the cost and expense of the Company (or Surviving Corporation). The foregoing rights to indemnification and the foregoing rights to advances of expenses incurred in defense existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the Articles of Incorporation of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time. This agreement is intended to provide protection that is no greater than that afforded by the Company's Articles of Incorporation and Bylaws, as in existence on the date hereof. The Company (and, after the Effective Time, the Surviving Corporation) shall pay all costs (including attorneys fees) incurred by any Indemnified Party in any lawsuit brought in good faith to enforce the provisions of this Section 8.6, or to enforce rights to indemnification under the Company's (or Surviving Corporations, as the case may be) Articles of Incorporation or Bylaws or under applicable law.

                  (b) Notwithstanding the foregoing, with respect to any Indemnified Party, "Indemnified Liabilities" shall not include any matter arising as a result of, or in connection with, any breach of any of the representations and warranties set forth in Article VI hereof.

                  (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties), with respect to matters arising before and omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by this Agreement.

                  (d) The Surviving Corporation shall perform and discharge its obligations under this Section 8.6 and its indemnification obligations under the Surviving Corporation's Articles of Incorporation and Bylaws and under applicable law.

                  (e) The provisions of this Section 8.6 are for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives as if such Indemnified Party were a party hereto and shall be binding on all successors and assigns of Sub, the Company and the Surviving

Corporation; provided, however, that neither Parent nor its affiliates shall bring any action against any Indemnified Parties on their own account for any breaches of the representations and warranties set forth in Article VI hereof.

                  (f) Notwithstanding anything in this Agreement to the contrary, in no circumstance shall Parent be obligated to contribute capital (or otherwise fund) the Surviving Corporation's indemnification obligations under this Section 8.6, it being the intent of the parties to look solely to the assets of the Surviving Corporation therefor.

                  Section  8.7   Disclosure Schedule.

                  (a) On or prior to the date of this Agreement, the Company shall have delivered to Parent the Company Disclosure Schedule.

                  (b) The Company Disclosure Schedule when so delivered, shall constitute an integral part of this Agreement and each schedule therein shall modify or otherwise affect all of the representations, warranties, covenants or agreements of the Company contained herein. The Company, acting reasonably and in good faith, will supplement and/or amend the Company Disclosure Schedule to reflect changes in facts occurring after the date hereof which, if existing on the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule. Parent and Sub shall be entitled to treat any such supplemental disclosures by the Company as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplemental disclosure occurred on or prior to the date of this Agreement, unless such supplementation is a result of any of the activities not prohibited by Article VII of this Agreement.

                  (c) Any and all statements, representations, warranties or disclosures set forth in the Company Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement and, again, at the Closing.

                  Section 8.8 Public Announcements. The Company, on the one hand, and Parent and Sub, on the other hand, shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto prior to consultation with the other party, except that each party may respond to questions from shareholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq National Market without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

                  Section 8.9 Stock Option, Stock Purchase and Bonus Plans. The following provisions shall apply to each stock option plan, stock purchase plan, bonus plan, deferred compensation plan and similar plans of the Company under which the delivery of Company Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options, all of which are described in Schedule 6.3 of the Company Disclosure Schedule. The Company shall take such action as may be necessary so that (i) from and after the date hereof, except as set forth in Schedule 6.3, no further grants of stock, options, or other rights shall be made under the Stock Plans, and (ii) on or before the Effective Time each outstanding option or restricted stock award (or any other right to stock) that remains unexercised or unvested under the Stock Plans as of the Effective Time shall be canceled at or prior to the Effective Time in accordance with the provisions of Section 3.5.

                  Section  8.10   No Solicitations.

                  (a) The Company shall not, and shall cause its Subsidiaries not to, permit any of its representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any inquiry, offer or proposal that constitutes or in reasonable probability will lead to any Takeover Proposal with respect to the Company.

                  (b) The Company shall notify Parent orally and in writing of any such inquiries, offers or Takeover Proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within one business day of the receipt thereof.

                  (c) The Company shall immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal regarding the Company, and inform such other persons of its obligation in this
Section 8.10.

                  (d) Notwithstanding anything in this Section 8.10 to the contrary:

                  (i) The Company may, prior to the vote of the shareholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) in response to an unsolicited request therefor, furnish information, including non-public information, to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as provided in the Confidentiality Agreement to the extent and only to the extent that the Board of Directors of the Company determines that the requester is offering a Superior Takeover Proposal.

                  (ii) The Company may engage in discussions and negotiations with any Person or group that has made an unsolicited Takeover Proposal, among other things, to determine whether such proposal (as opposed to any further negotiated proposal) is a Superior Takeover Proposal and (ii) the Company may take and disclose to its shareholders a position contemplated by Rule 14e-2(a) following the Company's receipt of a Takeover Proposal that is in the form of a tender offer under Section 14(e) of the Exchange Act.

                  (iii) The Company may withdraw, adversely modify or take a public position materially inconsistent with its recommendation referred to in Section 6.4(a) (which may include making any statement required by Rule 14e-2 under the Exchange Act) (a "Recommendation Modification/Withdrawal") if there exists a Takeover Proposal and the Board of Directors of the Company determines that it is a Superior Takeover Proposal.

                  (iv) The Company may make a "stop-look-and-listen" communication with respect to a Takeover Proposal or this Agreement of the nature contemplated in, and otherwise in compliance with, Rule 14d-9 under the Exchange Act as a result of receiving a Takeover Proposal.

                  Section 8.11 No Withdrawal of Recommendation. Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Section 10.1, (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal (other than a Superior Takeover Proposal, subject to the rights and obligations of the parties under Sections 10.1 and 10.3).

                  Section 8.12 Expenses. Subject to Section 10.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 8.13 Inventory. The Company agrees that, in aggregate, at least $450,000 in food and beverage Inventory (valued on a cost basis) at the Company's restaurants will be part of the Company's assets to be transferred to Sub at the Closing and that, during the period between the date of this Agreement and the Closing, the Company will continue to replenish such inventory in good faith in accordance with the usual practices of the business of the Company. The Company agrees to allow Parent and Sub to take a physical inventory of the food and beverage inventory within the week prior to the Closing Date (or at another time shortly before the Closing that is mutually acceptable to the parties); the Company may designate one or more representatives to take such physical inventory along with Parent's and/or Sub's representative(s).

                  Section  8.14   Covenant to Satisfy Conditions.

                  (a) Each of Parent, Sub and the Company shall take all reasonable actions necessary, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

                  (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, Parent, Sub and the Company shall each use their commercially reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the Company Shareholders' Approval), including fully cooperating with the other in obtaining the Company Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

                  Section 8.15 Strategic Consultations. Between the date hereof and the Effective Time, the Board of Directors and the officers of the Company shall consult from time to time with members of the Board of Directors of Parent with regard to the determination of the Company's strategic direction and shall, when in the best interest of the Company, adopt strategic initiatives proposed by such members of Parent's Board.

                  Section 8.16 Guaranty of Equity of Sub. Subject to the fulfillment of the conditions set forth in Section 9.1 and 9.2 (including without limitation the condition that Parent and/or Sub shall have received transaction financing as specified in Section 9.2(h)), Parent hereby guarantees that, at the Effective Time, Sub shall have, over and above the amount realized from the financing as contemplated by Section 9.2(h), the amount of $5,000,000 in immediately available funds available to it to allow Sub to fund the Payment Fund under the terms of this Agreement. Furthermore, Parent guarantees that Sub shall have all funds necessary to satisfy obligations, if any, arising on its account under Section 10.4(a) hereof.

                  Section  8.17   Employee Benefit Matters; Severance.

                  (a) Following the Closing, Parent shall, to the extent reasonably practicable, maintain the level of benefits provided to the employees and all former employees of the Company and its Subsidiaries that is in effect as of the date hereof (other than benefits under any Stock Plans) until Parent shall provide benefits to such employees and former employees on a basis consistent with the provision of benefits provided otherwise to other employees and former employees within the Parent system (other than benefits under any stock option plans, stock purchase plan or deferred compensation plan or arrangements of Parent or any affiliate of Parent within the Parent system).

                  (b) Parent shall maintain and give effect to each employment severance policy of the Company that is in effect as of the date hereof with respect to employees of the Company at the Closing until the date on which such employment severance policy of the Company terminates or expires in accordance with its terms (which date is six months following the Effective Time).

                                   ARTICLE IX

                                   CONDITIONS

                  Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger or cause the Merger to be effected shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to
Section 10.5:

                  (a) Shareholder Approval. The Company Shareholders' Approval shall have been obtained on or prior to 90 days after the date of this Agreement.

                  (b) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable best efforts to have any such decree, ruling, injunction or order vacated.

                  (c) Statutory Approvals. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time (or, in the case of the filings required, if any, under the HSR Act, all applicable waiting periods and any extensions thereof shall have expired or otherwise been terminated).

                  Section 9.2 Conditions to Obligation of Parent to Effect Merger. The obligation of Parent to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 10.5:

                  (a) Performance of Obligations of the Company. The Company shall have performed its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time, except as otherwise contemplated by Section 10.1(e).

                  (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by Section 10.1(g).

                  (c) Closing Certificates. Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Sections 9.2(a), (b), (d) and (g) have been satisfied.

                  (d) Company Material Adverse Change. Since the date hereof, there shall not have been any changes or events which have resulted or would result, so far as can be reasonably foreseen, in a net change to the Company that has or in reasonable probability will have a Company Material Adverse Effect.

                  (e) Opinion of Jenkens & Gilchrist, a Professional Corporation. Parent shall have received an opinion of Jenkens & Gilchrist, a Professional Corporation, in form and substance reasonably satisfactory to Parent, addressed to Parent and dated the Closing Date, which opinion may be based on appropriate representations of the Company.

                  (f) Company Required Consents. The Company Required Consents shall have been obtained except those that, if not received or obtained, in the aggregate would not in reasonable probability result in a Company Material Adverse Effect.

                  (g) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that, individually or in the aggregate, would in reasonable probability have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, assets or earnings of the Surviving Corporation.

                  (h)  Financing.  Subject  to the  qualifications  set forth in
Section 10.2, Parent and/or Sub shall have obtained secured senior debt financing for the transactions contemplated hereby in an aggregate amount not less than $30,000,000, on terms which are reasonable and satisfactory to them.

                  (i) Termination of Unexercised Rights Under Stock Plans. Each outstanding option or restricted stock award (or any other right to stock) that remains unexercised or unvested under the Stock Plans shall have been terminated under the provisions of Section 3.5.

                  (j) Documents. All documents to be delivered by the Company to Parent and Sub at the Closing shall be duly executed and in form and substance reasonably satisfactory to Parent and Sub.

                  (k) Other. Parent and Sub shall have received such other documents or certificates as Parent and Sub may reasonably have requested, including, without limitation, certificates of good standing with respect to each of the Company and its Subsidiaries from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to the Company and each of its Subsidiaries from the appropriate authority in each jurisdiction in which it is qualified to do business.

                  Section 9.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 10.5.

                  (a) Performance of Obligations of Parent. Parent shall have performed its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time, except as otherwise contemplated by Section 10.1(d).

                  (b) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by Section 10.1(d).

                  (c) Closing Certificates. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent, dated the Closing Date, to the effect that, to such officers' knowledge, the conditions set forth in Sections 9.3(a) and (b) have been satisfied.

                  (d) Opinion of Andrews & Kurth L.L.P.. The Company shall have received an opinion of Andrews & Kurth L.L.P., in form and substance reasonably satisfactory to the Company, addressed to the Company and dated the Closing Date, which opinion may be based on appropriate representations of Parent and Sub.

                  (e) Fairness Opinion. The opinion delivered and addressed to the Board of Directors on the date hereof by NationsBanc Montgomery Securities shall not have been withdrawn.

                  (f) Documents. All documents to be delivered by Parent or Sub to the Company at the Closing shall be duly executed and in form and substance reasonably satisfactory to the Company.

                  (g) Other. The Company shall have received such other documents or certificates as the Company may reasonably have requested, including, without limitation, certificates of good standing with respect to each of Parent and Sub from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to each of Parent and Sub from the appropriate authority in each jurisdiction in which it is qualified to do business.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company contemplated by this Agreement:

                  (a)      by mutual written consent of the Company and Parent;

                  (b) by the Company or Parent so long as the Company or Parent (as the case may be) is not then in material breach of its obligations hereunder, if the Merger shall not have been consummated on or before 100 days after the date of this Agreement; provided, however, that this Agreement may be extended by written notice of either Parent or the Company to a date not later than 130 days after the date of this Agreement, if the Merger shall not have been consummated as a direct result of the conditions in Section 9.1(a) and
Section 9.1(c);  provided, that the right to terminate this Agreement under this
Section 10.1 shall not be available to the Company (or Parent) as the case may be if its failure to fulfill any obligation under this Agreement has been a cause of or resulted in the failure of the Merger to occur on or before such date;

                  (c)  by  either  the  Company  or  Parent  if  any   permanent
injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (d) by the Company so long as the Company is not then in material breach of its obligations hereunder, if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement which breach has not been cured within 20 calendar days following receipt by the breaching party of notice of such breach, unless such breach could not, individually or in the aggregate with other breaches, in reasonable probability materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

                  (e) by Parent so long as Parent is not then in material breach of its obligations hereunder, if there has been a breach of any covenant or agreement on the part of the Company set forth in this Agreement which breach has not been cured within 20 calendar days following receipt by the breaching party of notice of such breach, unless such breach could not, individually or in the aggregate with other breaches, in reasonable probability materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

                  (f) by the Company, if (i) the Board of Directors of the Company shall have accepted a Superior Takeover Proposal and (ii) the Company shall have paid the termination fee set forth in Section 10.4(b);

                  (g) by Parent or Sub if the amount of the Net Adverse Effects (as defined below) from breaches of the Company's representations and warranties and statements identified by Parent or Sub prior to the Closing, if any, exceeds $1,000,000. "Net Adverse Effects" shall mean the net aggregate adverse effects on the reasonably determined valuation by Parent of the business operations, properties (including intangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Company and its Subsidiaries or the transactions contemplated by this Agreement; and

                  (h) by Parent if (i) the Board of Directors of the Company makes a Recommendation Modification/Withdrawal or (ii) the Company enters into a definitive agreement for a Superior Takeover Proposal or any other Takeover Proposal.

                  Section 10.2 Termination In Connection with Certain Financ-ing Events.

                  (a) Parent has received the draft funding commitment letter from AMRESCO Commercial Finance, Inc. ("AMRESCO") attached hereto as Exhibit B (the "AMRESCO Letter") and the proposal from U.S. Restaurant Properties, Inc. ("USRP") attached hereto as Exhibit C (the "USRP Letter").

                  (b) Parent is herewith depositing the amount of $250,000 and agrees to deposit an additional $250,000 on Day 60 (as defined below) (the aggregate amount of such $500,000 being termed the "Escrow Fund") into escrow with Texas Bank for the purposes of this Section 10.2 in accordance with the terms of the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement").

                  (c) Parent shall use its commercially reasonable best efforts to cause AMRESCO to (on or prior to the 30th day after the date of this Agreement ("Day 30")) (i) remove from the AMRESCO Letter, as conditions to AMRESCO's funding commitment thereunder, the conditions that AMRESCO (1) receive a satisfactory valuation report from its appraisers regarding the collateral securing AMRESCO's loan, (2) receive all material required by it to complete its due diligence and (3) find such material to be in all things satisfactory and then (ii) execute and deliver to Parent and Sub the AMRESCO Letter as so modified (such events being termed the "AMRESCO Day 30 Events").

                  (d) Parent shall use its commercially reasonable best efforts to cause USRP to (on or prior to Day 30) (i) remove from the USRP Letter, as conditions to USRP's funding, the conditions that USRP (1) retain an inspection and review period, (2) receive all material required by it to complete its due diligence and (3) find such material to be in all things satisfactory and then
(ii) execute and deliver to Parent and Sub a funding commitment on the terms outlined in the USRP Letter as so modified (such events being termed the "USRP Day 30 Events").

                  (e) Parent shall use its commercially reasonable best efforts to cause (on or prior to the 60th day after the date of this Agreement ("Day 60")) each of AMRESCO and USRP to deliver to Parent and Sub a firm funding commitment (containing the financial terms of the AMRESCO Letter and the USRP Letter, respectively) that is conditioned only on (i) the delivery of closing documentation and (ii) the accuracy, in all material respects, of the Company's representations and warranties hereunder (a "Firm Commitment").

                  (f) In addition to the provisions of Section 10.1, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (i) by the Company,  at any time during the five business days immediately following Day 30, as long as the Company is not then in material breach of its obligations hereunder and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either the AMRESCO Day 30 Events have not occurred on or prior to the date of such termination or the USRP Day 30 Events have not occurred on or prior to the date of such termination; and

                  (ii) by the Company, at any time during the five business days immediately following Day 60, as long as the Company is not then in material breach of its obligations hereunder and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements do not exceed $1,000,000, if either AMRESCO or USRP has not delivered to Parent a Firm Commitment on or prior to the date of such termination.

                  Section 10.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 10.1 or Section 10.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective affiliates, officers, directors or shareholders except (i) with respect to the provisions of Section 10.4 or Section 3 of the Escrow Agreement, as applicable, and (ii) that, subject to the last proviso of
Section 10.4(a), no such termination shall relieve any party from liability for any willful breach hereof. Parent further agrees that following such termination, it shall continue to be bound under all of the terms and conditions contained in the Confidentiality Agreement.

                  Section 10.4 Payment of Expenses and Termination Fee.

                  (a) Damages Payable Upon Termination. If this Agreement is terminated pursuant to Section 10.1(d), (e) or (g), then the breaching party shall promptly (but in no event later than five business days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages, an amount in cash equal to the out-of-pocket expenses and fees incurred by the other party after the date hereof arising out of, or in connection with or related to, the Merger or the transactions contemplated by this Agreement not in excess of $500,000 (the "Out-of-Pocket Expenses"); provided, however, that if this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity (subject, however, to the last proviso of this Section 10.4(a) and the arbitration provisions of Section 11.10 hereof) and shall, in addition, to the amount of Out-of-Pocket Expenses set forth above, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity (subject, however, to the last proviso of this Section 10.4(a) and the arbitration provisions of Section 11.10 hereof); provided, further, that the payment by Parent of any Out-of- Pocket Expenses under the terms of this Section 10.4(a) and any amounts required under Section 3 of the Escrow Agreement shall constitute the Company's sole and exclusive remedy against Parent or Sub for any failure by the parties (or any party) to consummate the Merger.

                  (b) Termination Fee. In the event that (x) this Agreement is terminated by the Company pursuant to Section 10.1(f), (y) this Agreement is terminated by Parent pursuant to Section 10.1(h), or (z) the Company accepts any Takeover Proposal (or Superior Takeover Proposal) within two years after this Agreement is terminated by Parent pursuant to Section 10.1(e), then, in each such case, the Company shall pay Parent a fee equal to the sum of (i) One Million Five Hundred Thousand Dollars ($1,500,000) and (ii) Parent's Out-of-Pocket Expenses, which aggregate amount (the "Section 10.4(b) Amount") the parties acknowledge is a reasonable estimate (albeit a low estimate) as of the date of this Agreement of the direct, indirect and opportunity costs and expenses that Parent will incur in preparing for the Closing and which Section 10.4(b) Amount shall be payable by wire transfer of same day funds within five business days after the date of such termination (or in the case of (z) above, the amount of $1,500,000 shall be paid within five days after the Company accepts any Takeover Proposal or Superior Takeover Proposal, the Out-of- Pocket Expenses having already been paid). The Company acknowledges that the agreements contained in this Section 10.4(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Section 10.4(b) Amount due pursuant to this Section 10.4(b) and, in order to obtain such payment, Parent or Sub commences an action in arbitration that results in a judgment against the Company for such Section 10.4(b) Amount, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such action in arbitration, together with interest on the Section 10.4(b) Amount at the rate of 8.0% per annum. In the event Parent has received the Section 10.4(b) Amount, it shall not
(i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting a Takeover Proposal or (ii) assert or pursue in any manner, directly or indirectly, any Claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation or approval of a Takeover Proposal for the Company's exercise of its right of termination.

                  Section 10.5 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Date with respect to any of the terms contained herein.

                  Section 10.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, may, to the extent legally allowed and only if agreed to by all parties hereto: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS


                  Section 11.1 Non-survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

                  Section  11.2   Brokers.

                  (a) The Company represents and warrants that, except for NationsBanc Montgomery Securities, no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (b) Parent represents and warrants that except for an arrangement with El Chico Management Co., L.P. (for which the Company shall have no responsibility or obligation), no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  Section 11.3 Notices . All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to the Company:

                           Spaghetti Warehouse, Inc.
                           402 West Interstate 30
                           Garland, Texas  75043
                           Attention:  Robert Bodnar, Chief Financial Officer
                           Fax:  (972) 203-9594
                           with a copy to:

                           Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention: Ronald J. Frappier, Esq.
                           Fax: (214) 855-4300

                  (ii)     if to Parent or Sub:

                           Consolidated Restaurant Companies, Inc.
                           5956 Sherry Lane, Suite 1450
                           Dallas, Texas 75225
                           Attention: John R.W. Cracken
                           Fax: (214) 785-7086

                           with a copy to:

                           Andrews & Kurth L.L.P.
                           1717 Main Street, Suite 3700
                           Dallas, Texas 75201
                           Attention: J. Gregory Holloway
                           Fax: (214) 659-4401

                  Section 11.4 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section  11.5   Miscellaneous.

                  (a) This Agreement, including the Company Disclosure Schedule, the Escrow Agreement and the other documents and instruments referred to herein,
(i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, (ii) shall not be assigned by operation of law or otherwise, and
(iii) shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

                  (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

                  Section 11.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties and their heirs and representatives as set forth in Section 8.6, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 11.8 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  Section  11.9   Governing Law.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND EN-FORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

                  (b) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("Rules"), and shall be held in Dallas, Texas. Any dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting ("Submitting Party") the intention to arbitrate (the "Submission") shall nominate one arbitrator. Within 30 days of receipt of the Submission, the party or parties receiving the Submission ("Answering Party") shall nominate one arbitrator. If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the Rules. If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator within fifteen (15) days of the choice or selection of the Answering Party's arbitrator, then such individual shall serve as the third arbitrator. If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they will consent to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request. Any disputes arising in respect to arbitration may be resolved, and judgment on the award rendered by the arbitrators may be entered, only in a Texas State District Court in Dallas County, Texas. The ruling of the arbitrators shall be binding and conclusive upon Parent, Sub and the Company and any person with an interest in the matter.

                  (c) In any proceeding regarding Indemnification Matters, all direct, reasonable costs and expenses (including AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring same.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, and as of the date first written above.

                                      SPAGHETTI WAREHOUSE ACQUISITION,
                                      INC.



                                       By:   /s/ John R. W. Cracken
                                             -----------------------------------
                                             John R. W. Cracken,
                                             President


                                       CONSOLIDATED RESTAURANT
                                       COMPANIES, INC.




                                       By:   /s/ E. Gene Street
                                             -----------------------------------
                                             E. Gene Street,
                                             Chairman of the Board, Chief
                                             Executive Officer and President

                                       SPAGHETTI WAREHOUSE, INC.



                                       By:   /s/ Robert R. Hawk
                                             -----------------------------------
                                       Name: Robert R. Hawk
                                             -----------------------------------
                                       Title:Chairman of the Board, Chief
                                             -----------------------------------
                                             Executive Officer and President
                                             -----------------------------------

                                  EXHIBIT 10.1

                                ESCROW AGREEMENT

         THE UNDERSIGNED, Spaghetti Warehouse, Inc., a Texas corporation ("Seller"), and Consolidated Restaurant Companies, Inc., a Delaware corporation ("Buyer"), collectively referred to as the "Undersigned", in order to designate Texas Bank (the "Escrow Agent"), as the escrow agent of the Undersigned for the purposes and upon the terms and conditions herein set forth, do hereby represent and warrant to, and agree with each other and the Escrow Agent, as follows:

                              PRELIMINARY STATEMENT

         Buyer has agreed to acquire all of the outstanding capital stock of Seller through a merger of Spaghetti Warehouse Acquisition, Inc., a wholly-owned subsidiary of Buyer ("Acquisition Sub"), with and into Seller (the "Merger") pursuant to the terms of a Merger Agreement dated as of even date herewith among Buyer, Acquisition Sub and Seller (the "Merger Agreement"), a copy of which is attached hereto as Exhibit "A". All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Merger Agreement.

         1. Appointment. The Escrow Agent is hereby appointed escrow agent for the Undersigned with respect to the "Escrow Fund" as that term is herein de-fined.

         2. The Escrow Fund. Concurrently with the execution and delivery hereof, Buyer has delivered to the Escrow Agent in accordance with the terms hereof the amount of Two Hundred Fifty Thousand Dollars ($250,000) and has agreed to deliver to the Escrow Agent in accordance with the terms hereof an additional amount of Two Hundred Fifty Thousand Dollars ($250,000) on Day 60 (which aggregate amount, together with any and all interest or other income earned thereon during the term hereof, is referred to herein as the "Escrow Fund") and direct that it be held and disposed of by the Escrow Agent as herein provided.

         3. Payment of Amounts from Escrow.

         (a) In the event that (i) the AMRESCO Day 30 Events do not occur or the USRP Day 30 Events do not occur and (ii) Seller terminates the Merger Agreement pursuant to Section 10.2(f)(i) of the Merger Agreement, Seller shall be entitled to receive $100,000 from the Escrow Fund and Buyer shall be entitled to receive the remainder (including all interest) from the Escrow Fund.

         (b) In the event that (i) the AMRESCO Day 30 Events do not occur or the USRP Day 30 Events do not occur and (ii) either AMRESCO or USRP fails to deliver a Firm Commitment to Parent and (iii) Seller terminates the Merger Agreement pursuant to Section 10.2(f)(ii) of the Merger Agreement, Seller shall be entitled to receive $100,000 from the Escrow Fund and Buyer shall be entitled to receive the remainder (including all interest) from the Escrow Fund.

         (c) In the event that (i) the AMRESCO Day 30 Events occur and the USRP Day 30 Events occur and (ii) AMRESCO or USRP fails to deliver a Firm Commitment to Parent and (iii) Seller terminates the Merger Agreement pursuant to Section 10.2(f)(ii) of the Merger Agreement, Seller shall be entitled to receive $250,000 from the Escrow Fund and Buyer shall be entitled to receive the remainder (including all interest) from the Escrow Fund.

         (d) In the event that each of AMRESCO and USRP deliver a Firm Commitment to Parent, but the Merger is not consummated (other than in connection with the failure of any of the conditions set forth in Section 9.1 of the Merger Agreement or any of the conditions (other than the condition set forth in Section 9.2(h) of the Merger Agreement) set forth in Section 9.2 of the Merger Agreement), Seller shall be entitled to receive $500,000 from the Escrow Fund and Buyer shall be entitled to receive the remainder (including all interest) from the Escrow Fund.

         (e) In the event that the Merger is consummated, the entire amount of the Escrow Fund shall be applied to the Payment Fund at the Effective Time as a credit against Buyer's obligations to fund the Payment Fund.

         (f) In all other circumstances involving termination of this Agreement, the entire Escrow Fund shall be returned to Buyer promptly following such termination.

         (g) The payments from the Escrow Fund described in this Section 3 shall (together with the remedy set forth in Section 10.4(a) of the Merger Agreement) be Seller's sole and exclusive remedy against Buyer for any failure by the parties (or any party) to consummate the Merger.

         4.       Escrow Agent's Duties and Authority to Act.

         (a) The Escrow Agent must receive written and signed notice (the "Notice") from Buyer, Seller, or both before the Escrow Agent shall have any obligation hereunder to deliver all or any part of the Escrow Fund. The Notice shall request delivery of all or part of the Escrow Fund based on the occurrence of an event described in, and in accordance with the terms of Section 3 of this Escrow Agreement. Upon receipt of the Notice given by either Buyer or Seller, the Escrow Agent shall as soon as reasonably practicable thereafter send a copy of the Notice to the other party by hand delivery signed for by the other party. Within 48 hours of receipt by the other party of the Notice (the "Objection Period"), the other party may indicate its objection to the delivery of all or part of the Escrow Fund pursuant to the Notice either orally or in writing to the Escrow Agent. If the other party fails to object within the Objection Period, then the Escrow Agent is hereby authorized and directed to deliver all or part of the Escrow Fund as requested in the Notice. If the other party does object within the Objection Period, then the Escrow Agent shall deliver no part of the Escrow Fund to either party until directed to do so by either a writing signed by both Buyer and Seller or the final order of a court of competent jurisdiction. Upon receipt of such a writing or order, or upon receipt of the Notice if signed by both Buyer and Seller, the Escrow Agent is hereby authorized and directed to deliver the Escrow Fund as directed in such writing, order, or Notice. The Escrow Agent shall as soon as reasonably practicable deliver all or part of the Escrow Fund to the appropriate party pursuant to this Section 4(a).

In the event of objection to the Notice by either Buyer or Seller pursuant to this Section 4(a), the party that ultimately receives the Escrow Fund in accordance with this Section 4(a) shall be entitled to receive from the other party, as a reasonable current estimate of the damages to be incurred as a result of the delivery to the Escrow Agent of improper Notice or objection thereto and not as a penalty, an amount equal to 14% per annum of the amount of the Escrow Fund prorated for the number of days between the date of the Notice and the date the Escrow Fund is delivered to the prevailing party.

         (b) The Escrow Agent is authorized and directed by the Undersigned to withhold from the Escrow Fund, prior to distribution of said funds and prior to termination of this Escrow Agreement, reasonable amounts sufficient to compensate it for all costs and expenses imposed upon it as a result of, in connection with, or arising on account of this Escrow Agreement or as a result of litigation or threatened litigation arising on account of this Escrow Agreement and to reimburse it for reasonable attorney's fees, disbursements, expenses, costs and damages, if any, suffered or incurred hereunder.

         5. Standards of Care. The Undersigned agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

         (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

         (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it.

         (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

         (d) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         (e) The Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with this Escrow Agreement unless caused by its own negligence, willful misconduct or omission.

         6. Investments. Escrow Agent shall invest the Escrow Fund in U.S. government securities or mutual funds that invest solely in U.S. government securities.

         7. Termination. This Escrow Agreement shall terminate without further action of any party when all of the terms hereof have been fully performed, whereupon Escrow Agent's obligations hereunder shall then terminate.

         8. Arbitration and Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS ESCROW AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. Any controversy or claim arising out of or relating to this Escrow Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("Rules"), and shall be held in Dallas, Texas. Any dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting ("Submitting Party") the intention to arbitrate (the "Submission") shall nominate one arbitrator. Within 30 days of receipt of the Submission, the party or parties receiving the Submission ("Answering Party") shall nominate one arbitrator. If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the Rules. If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator within fifteen days of the choice or selection of the Answering Party's arbitrator, then such individual shall serve as the third arbitrator. If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they will consent to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request. Any disputes arising in respect to arbitration may be resolved, and judgment on the award rendered by the arbitrators may be entered, only in a Texas State District Court in Dallas County, Texas, and each of the parties hereto irrevocably submits to the jurisdiction of such court for such purposes. The ruling of the arbitrators shall be binding and conclusive upon all parties hereto and any other person or entity with an interest in the matter.

         9. Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to Buyer:

                  Consolidated Restaurant Companies, Inc.
                  5956 Sherry Lane
                  Suite 1450
                  Dallas, Texas 75225
                  Attention:  John R.W. Cracken

                  Copy to:

                           Andrews & Kurth L.L.P.
                           1717 Main Street, Suite 3700
                           Dallas, Texas 75201
                           Attn:  J. Gregory Holloway

         If to Seller:

                  Spaghetti Warehouse, Inc.
                  402 West Interstate 30
                  Garland, Texas 75043
                  Attention:  Robert Bodnar, Chief Financial Officer

                  Copy to:

                 Jenkens & Gilchrist, a Professional Corporation
                           1445 Ross Avenue
                           Suite 3200
                           Dallas, Texas 75202
                           Attention: Ronald J. Frappier, Esq.

         If to the Escrow Agent:

                  Texas Bank
                  400 Fisk Avenue
                  P.O. Box 1429
                  Brownwood, Texas 76804

(or to such other address as may be stated in written notice furnished by any party to the other party), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of this 18th day of September, 1998.

                                  CONSOLIDATED RESTAURANT COMPANIES,
                                  INC.



                                   By:    /s/ E. Gene Street
                                          --------------------------------------
                                          E. Gene Street, Chairman of the Board,
                                          Chief Executive Officer and President


                                   SPAGHETTI WAREHOUSE, INC.



                                   By:    /s/ Robert R. Hawk
                                          --------------------------------------
                                   Print Name:Robert R. Hawk
                                              ----------------------------------
                                   Title:Chairman of the Board, Chief Executive
                                         ---------------------------------------
                                         Officer and President
                                         ---------------------------------------


         The Escrow Agent hereby acknowledges receipt of the Escrow Fund and accepts the same subject to the terms and conditions of this Escrow Agreement on this 18th day of September, 1998.

                                   TEXAS BANK



                                   By:    /s/ C. Norman Tinkler
                                          --------------------------------------
                                   Print Name:C. Norman Tinkler
                                              ----------------------------------
                                   Title:President and CEO
                                         ---------------------------------------